Exhibit 10.31

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1 TO TERM LOAN CREDIT AGREEMENT, dated as of October 26, 2017 (this “Amendment No. 1”), by and among Installed Building Products, Inc., a Delaware corporation (the “Borrower”) and Royal Bank of Canada, as the administrative agent (in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Term Loan Credit Agreement, dated as of April 13, 2017 (as amended, restated, supplemented, amended and restated or otherwise modified immediately prior the effectiveness hereof, the “Original Credit Agreement”), among the Borrower, the financial institutions party thereto from time to time as Lenders and the Administrative Agent (capitalized terms used but not defined herein having the meaning provided in the Original Credit Agreement (as amended by this Amendment No. 1, the “Credit Agreement”)); and

WHEREAS, the Loan Parties have requested that the Administrative Agent agree to amend certain provisions of the Original Credit Agreement as provided herein;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.    Amendments.

(a)    The definition of “Subsidiary” contained in Section 1.01 of the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Subsidiary” means any subsidiary of the Borrower (unless otherwise specified).

SECTION 2.    Conditions to Effectiveness.

(a)    This Amendment No. 1 shall become effective, on the first date (the “Amendment No. 1 Effective Date”) when:

(i)    This Amendment No. 1 shall have been executed and delivered by the Borrower and the Administrative Agent.

SECTION 3.    Representations and Warranties. By its execution of this Amendment No. 1, the Borrower hereby certifies that:

(a)    The Borrower has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of this Amendment No. 1 and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment No. 1. The Borrower has duly executed and delivered this Amendment No. 1 and this Amendment No. 1 constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity; and

(b)    Neither the execution, delivery or performance by the Borrower of this Amendment No. 1 nor compliance with the terms and provisions thereof nor the consummation of the transactions contemplated hereby will (a) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of the Subsidiaries (other than Liens created under the Loan Documents) pursuant to, the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which the Borrower or any of the Subsidiaries is a party or by which it or any of its property or assets is bound other than any such breach, default or Lien that could not reasonably be expected to result in a Material Adverse Effect or (c) violate any provision of the certificate of incorporation, by-laws, memorandum and articles of association or other organizational documents of the Borrower or any of the Subsidiaries.

SECTION 4.    Amendment, Modification and Waiver. This Amendment No. 1 may not be amended, modified or waived except in accordance with Section 9.02 of the Credit Agreement.

SECTION 5.    Entire Agreement. This Amendment No. 1, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein, this Amendment No. 1 shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Credit Agreement as amended hereby. This Amendment No. 1 shall constitute a “Loan Document” for all purposes of the Credit Agreement and each of the other Loan Documents. This Amendment No. 1 does not extinguish any indebtedness or liabilities outstanding in connection with the Credit Agreement or any other Loan Documents, nor does it constitute a novation with respect thereto.

SECTION 6.    GOVERNING LAW. THIS AMENDMENT NO. 1 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTIONS 9.09 AND 9.10 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT NO. 1 MUTATIS MUTANDIS AND SHALL APPLY HERETO.

SECTION 7.    Severability. If any provision of this Amendment No. 1 is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment No. 1 shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.    Counterparts. This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic means of an executed counterpart of a signature page to this Amendment No. 1 shall be effective as delivery of an original executed counterpart of this Amendment No. 1.

IN WITNESS WHEREOF, the undersigned has caused its duly authorized officer to execute and deliver this Amendment No. 1 as of the date first written above.

INSTALLED BUILDINGS PRODUCTS, INC., as the Borrower

By:	/s/ Michael Miller
Michael T. Miller, Executive Vice President and Chief Financial Officer

Signature Page to Amendment No. 1 to Credit Agreement

ROYAL BANK OF CANADA, as Administrative Agent

By:	/s/ Ann Hurley
Name: Ann Hurley
Title: Manager, Agency

Signature Page to Amendment No. 1 to Credit Agreement